Exhibit 3.1

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ASTROTECH CORPORATION
Incorporated under the laws
of the State of Washington
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AMENDED AND RESTATED BY-LAWS
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Last Amended August 18, 2015
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BY-LAWS
of
ASTROTECH CORPORATION
PREAMBLE
These By-laws are subject to, and governed by, the Washington Business Corporation Act (the “WBCA”) of the State of Washington and the Amended and Restated Articles of Incorporation of Astrotech Corporation, a Washington corporation (the “Corporation”) then in effect (the “Articles”). In the event of a direct conflict between the provisions of these By-laws and (i) the mandatory provisions of the WBCA or the provisions of the Articles, such provisions of the WBCA or the Articles, as the case may be, will be controlling.
ARTICLE 1
Offices
SECTION 1.1    Office
The registered office of the Corporation in the State of Washington shall be at the location determined from time-to-time by Corporation’s Board of Directors (the “Board”), and the registered agent in charge thereof shall be as determined by the Board.
SECTION 1.2    Other Offices
The Corporation may also have an office or offices at any other place or places within or outside the State of Washington.
ARTICLE 2
Meetings of Shareholders
SECTION 2.1    Annual Meetings
The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board, within or without the State of Washington, and designated in the notice or waiver of notice thereof.
SECTION 2.2    Special Meetings
Except as otherwise required by law, special meetings of the shareholders may be called only in accordance with the provisions of the Articles.
SECTION 2.3    Notice of Meetings
Except as otherwise required by law or by the Articles or these By-laws, notice of each annual or special meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting and, if and to the extent required by law, to each shareholder of the corporation, not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation other than in the usual or regular course of business, or the dissolution of the Corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. Written notice may be transmitted by mail (postage prepaid), private carrier, or personal delivery; telegraph or teletype; cable or other telephonic transmission to the shareholder at his address as it appears in the records of the Corporation. If these forms of written notice are impracticable in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area where published. If mailed, such notice shall be deemed effective when deposited in the United States mail, first class postage prepaid, properly addressed to the shareholder at his address as it appears in the Corporation’s records. Notice dispatched by telegraph, teletype, or facsimile equipment shall be deemed effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five (5) days after first publication. Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise required by law, notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing to be delivered to the Corporation (for inclusion in the minutes or the corporate records), either before or after such meeting. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the shareholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of shareholders shall not be required to be given, except when expressly required by law.
SECTION 2.4    Quorum
At each meeting of the shareholders, except where otherwise provided by the Articles or these By-laws, the holders of at least one-third of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise required by law, these By-laws or the Articles. In the absence of a quorum a majority in interest of the shareholders present in person or represented by proxy and entitled to vote, or, in the absence of all the shareholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than one hundred and twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
SECTION 2.5    Organization
At each meeting of the shareholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
(a)    the Chairman;
(b)    the President;
(c)    any Vice-President;
(d)    any officer of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat; or
(e)    a shareholder of record who shall be chosen chairman of such meeting by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat.
The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 5 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 2.6    Order of Business
The order of business at each meeting of the shareholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.
SECTION 2.7    Voting
Except as may otherwise be required by law or these By-laws, shareholders shall have the voting rights specified in the Articles.
SECTION 2.8    Informal Action by Shareholders
Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of such shareholders and may not be effected by a consent in writing by any such shareholders.
SECTION 2.9    Voting Procedures and Inspection of Elections
(a)    The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.
(b)    The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
(c)    The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a state court in Washington, upon application by a shareholder, shall determine otherwise.
(d)    In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted in this Section 9, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section 9 shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
SECTION 2.10    Advance Notification of Proposals at Shareholders’ Meetings
If a shareholder desires to submit a proposal for consideration at an annual or special shareholders' meeting, or to nominate persons for election as directors at any shareholders' meeting duly called for the election of directors, written notice of such shareholders' intent to make such a proposal or nomination must be given and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by

United States mail (i) with respect to an annual meeting of shareholders, no earlier than 120 days and no later than 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date (or in the event that no annual meeting was held in the previous year), then to be timely such notice must be delivered to and received by the Secretary no earlier than 90 days prior to the date of the meeting and no later than the later of (x) 60 days prior to the date of the meeting or (y) 10 days following the day on which the Corporation first publicly announces the date of such meeting in a press release disseminated by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Each notice shall describe the proposal or nomination in sufficient detail for the proposal or nomination to be summarized on the agenda for the meeting and shall set forth: (i) the name and address, as it appears on the books of the Corporation, of the shareholder who intends to make the proposal or nomination; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder. In addition, in the case of a shareholder proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iii) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (iv) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the annual or special meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be considered.
SECTION 2.11    Advisory Shareholder Votes
In order for the shareholders to adopt or approve any precatory proposal submitted to them for the purpose of requesting the Board to take certain actions, a majority of the outstanding stock of the Corporation entitled to vote thereon must be voted in favor of the proposal in accordance with Section 7 of this Article II.
SECTION 2.12    List of Shareholders
It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, shareholder’s agent, or shareholder’s attorney, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at the Corporation’s principal office, at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder, shareholder’s agent or shareholder’s attorney during the meeting or adjournment.
ARTICLE 3
Board of Directors

SECTION 3.1    General Powers
The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles directed or required to be exercised or done by the shareholders.

SECTION 3.2    Number and Term of Office
The number of directors shall be fixed in accordance with the Articles. Directors need not be shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal in the manner hereinafter provided. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
SECTION 3.3    Election of Directors
At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the shareholders present in person or by proxy and entitled to vote thereon, shall be the directors; provided that for purposes of such vote no shareholder shall be allowed to cumulate his votes.
SECTION 3.4    Resignation and Vacancies
Any director may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein (which may be upon the happening of an event or events specified therein) or, if the time be not specified, upon delivery thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Except as otherwise required by law, vacancies on the Board and newly created directorships will be filled in accordance with the Articles.
SECTION 3.5    Meetings
(a)    Regular Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article III.
(b)    Special Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairman, the President or any two directors shall from time to time determine.
(c)    Notice of Meetings. Notice shall be given to each director for each regular and special meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the date on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto and delivered to the Corporation, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.
(d)    Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Washington as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.
(e)    Quorum and Manner of Acting. A majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Articles or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present and no further notice thereof need be given. A director who is in attendance at a meeting of the Board but who abstains from the vote on any matter by announcing his abstention to the person acting as secretary of the meeting for inclusion in the minutes and not voting on such matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes.
(f)    Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
(1)    the Chairman;
(2)    the President (if a director); or
(3)    a person designated by the Board.
The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.
SECTION 3.6    Directors’ Consent in Lieu of Meeting
Unless otherwise restricted by the Articles or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if one or more written consents, setting forth the action so taken, are given by all the members of the Board or committee, either before or after the action taken, and such consent is filed with the minutes of proceedings of the Board or committee. Action taken by written consent of Directors without a meeting is effective when the last Director gives the consent, unless the consent specifies a later effective date.
SECTION 3.7    Action by Means of Conference Telephone or Similar Communications Equipment
Any one or more members of the Board or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
SECTION 3.8    Committees
The Board, by resolution adopted by the greater of a majority of the Directors then in office when the action is taken or the number of directors required to take action in accordance with WBCA and these By-laws, may designate one or more committees, each such committee to consist of two or more directors. The Board, by resolution adopted by the same vote required herein, at any time may change the membership of any committee or amend or rescind the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board to such extent and in such form as the Board may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given. Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (2) approve or propose to shareholders actions or proposals required by the WBCA to be approved by shareholders, (3) fill vacancies on the Board or any committee thereof, (4) adopt, amend or repeal By-laws, (5) amend the Articles of Incorporation pursuant to RCW 23B.l0.020, (6) approve a plan of merger, (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board, or (8) engage in any act or activity otherwise prohibited by Section 23B.08.250 of the WBCA.

SECTION 3.9    Compensation
The Board of Directors shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.
SECTION 3.10    Preferred Stock Directors
Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series; to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH of the Articles applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE III unless otherwise provided therein.
ARTICLE 4
Officers

SECTION 4.1    Executive Officers
The executive officers of the Corporation shall be determined by the Board and may include a Chairman, a Chief Executive Officer, a President, Senior Vice-Presidents, Vice-Presidents, a Secretary and a Treasurer, and also may include such other officers as the Board may appoint pursuant to Section 3 of this Article IV. Any two or more offices may be held by the same person.
SECTION 4.2    Authority and Duties
All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent so provided, by the Board.
SECTION 4.3    Other Officers
The Corporation may have such other officers, agents and employees as the Board may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Vice-presidents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chairman, or the President may from time to time determine. The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers, agents or employees.
SECTION 4.4    Term of Office, Resignation and Removal
All executive officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each executive officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any executive officer to give security for the faithful performance of his duties.
Any officer may resign at any time by delivering written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time notice is given. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.
All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause, subject to any agreements to the contrary.

SECTION 4.5    Vacancies
If the office of Chairman, President, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Except as otherwise provided in these By-laws, any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired and until his successor shall have been duly elected and qualified, unless reelected or reappointed by the Board.
SECTION 4.6    The Chairman
The Chairman of the Board shall perform such duties as shall be assigned to him by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meeting.
SECTION 4.7    The President
The President, if any, shall be the chief executive officer and, in the event that the office of Chairman is or becomes vacant, the chief executive officer of the Corporation shall act as Chairman. The President shall have general charge and supervision of the operation of the business and affairs of the Corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these By-laws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. He shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall perform such other duties as may from time to time be assigned to him by the Board or the Chairman. In the absence of a President, the Chief Executive Officer will have the responsibilities of the President.
SECTION 4.8    Senior Vice President or Vice President
In the event of the death of the President or his or her inability to act, the Senior Vice President or Vice President, if any (or if there is more than one Senior Vice President or Vice President, the Senior Vice President or Vice President who was designated by the Board as the successor to the President, or if no Senior Vice President or Vice President is so designated, the Senior Vice President first elected to such office or if there is no Senior Vice President, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Senior Vice President or Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. Senior Vice President or Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts, or other instruments. Senior Vice President or Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board. The Board may name any Senior Vice President or Vice President as the Chief Operating Officer, Chief Financial Officer or similar title.
SECTION 4.9    The Secretary
The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the shareholders and shall record the minutes of all proceedings in a book to be kept for that purpose. He may give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. He shall keep in safe custody the certificate books and shareholder records, including registers of the post office address of each shareholder and director, and such other books and records as the

Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.
SECTION 4.10    The Treasurer
The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.
ARTICLE 5
Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.1    Execution of Documents
The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.
SECTION 5.2    Deposits
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.
SECTION 5.3    Proxies in Respect of Stock or Other Securities of Other Corporations
The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
ARTICLE 6
Shares and Their Transfer; Fixing Record Date

SECTION 6.1    Certificates for Shares
Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall be in such form as shall be prescribed by the Board. The Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Each certificate for shares shall be numbered and issued in consecutive order. Certificates of stock in the Corporation, if any, shall be signed, either manually or in facsimile by two of the following officers in the name of the Corporation: the Chairman, or the President, or any Vice President and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue. All certificates shall include written notice of any restrictions which may be imposed on the transferability of shares.
SECTION 6.2    Shares without Certificates
The Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by law on the certificates. The written statement shall include written notice of any restrictions which may be imposed on the transferability of such shares.
SECTION 6.3    Transfer of Stock
Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books.
SECTION 6.4    Addresses of Shareholders
Each shareholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.
SECTION 6.5    Replacement
In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction, mutilation or theft and upon such terms as the Corporation may prescribe. The Corporation may in its discretion require the owner of the lost, destroyed, mutilated or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed, mutilated or stolen.
SECTION 6.6    Regulations
The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.
SECTION 6.7    Fixing Date for Determination of Shareholders of Record
The Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, in order that the Corporation may determine which shareholders are entitled to (i) notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) receive payment of any dividend, or (iii) notice for any other purpose. Such record dare shall be not more than seventy (70) days, and in the case of a meeting of shareholders not less than ten (10) days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation’s shares) the record date shall be the date the Board authorizes the stock dividend or distribution.
ARTICLE 7
Seal

The corporate seal shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
ARTICLE 8
Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board.
ARTICLE 9
Indemnification and Insurance

SECTION 9.1    Right to Indemnification
Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, that being or having been a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by the indemnitee in connection with the proceeding, and the indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in Section 4 of this Article IX with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify the indemnitee in connection with a proceeding (or part of a proceeding) initiated by the indemnitee only if a proceeding (or part of a proceeding) was authorized or ratified by the Board. The right to indemnification conferred in this Article IX shall be a contract right. The intent of this Article IX is to grant each indemnitee the maximum indemnification and advancement of expenses as allowed by law.
SECTION 9.2    Restrictions on Indemnification
No indemnification shall be provided to any indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of RCW 23B.08.310, for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the Corporation is otherwise prohibited by applicable law from paying indemnification. Notwithstanding the foregoing, if RCW 23B.08.560 is amended, the restrictions on indemnification set forth in this Section 2 of this Article IX shall be as set forth in the amended statutory provision.

SECTION 9.3    Advancement of Expenses
The right to indemnification conferred in this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified.
SECTION 9.4    Right of Indemnitee to Bring Suit
If a claim under Sections 1 and 3 of this Article IX is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating the suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 4 of this Article IX upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.
SECTION 9.5    Procedures
The procedures for indemnification and the advancement of expenses required by RCW 23B.08.510 to RCW 23B.08.550 or any successor provision will apply to indemnification and advancement of expenses under this Article IX, unless these Bylaws are approved by the shareholders of the Corporation, in which case the procedures set forth in this Article IX will be the exclusive procedures for indemnification and the advancement of expenses.
SECTION 9.6    Nonexclusivity of Rights
Except as set forth in Section 5 of this Article IX, the right to indemnification and the advancement of expenses conferred in this Article IX shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of, the Articles of Incorporation or Bylaws of the Corporation, general or specific action of the Board or shareholders, contract or otherwise. Notwithstanding any amendment or repeal of this Article IX, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to this Article IX, any indemnitee shall be entitled to indemnification in accordance with the provisions of these Bylaws and those procedures with respect to any acts or omissions of the indemnitee occurring prior to the amendment or repeal.
SECTION 9.7    Insurance, Contracts and Funding
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the authority or right to indemnify the person against the expense, liability or loss under the Washington Business Corporation Act or other law. The Corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the Corporation in furtherance of the provisions of this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of the amounts as may be necessary to effect indemnification as provided in this Article IX.
SECTION 9.8    Indemnification of Employees and Agents of the Corporation
In addition to the rights of indemnification set forth in Section 1 of this Article IX, the Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Corporation (a) with the same scope and effect as the provisions of this Article

IX with respect to indemnification and the advancement of expenses of directors and officers of the Corporation, (b) pursuant to rights granted or provided by the Washington Business Corporation Act, or (c) as are otherwise consistent with law.
SECTION 9.9    Persons Serving Other Entities
Any person who, while a director or officer of the Corporation, is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation or a majority owned subsidiary of the Corporation is a general partner or has a majority ownership, shall conclusively be deemed to be so serving at the request of the Corporation and entitled to indemnification and the advancement of expenses under Section 1 or 3 of this Article IX, respectively.
SECTION 9.10    Effect of Amendment or Repeal; Survival.
No repeal or modification of this Article IX shall adversely affect any right or protection afforded hereunder to any person in respect of an act or omission occurring prior to the time of such repeal or modification. The right to indemnification and advancement of expenses under this Article IX shall be construed as a contractual right of the indemnitees, shall continue as a vested contractual right, even if a person ceases to be a director or officer of the corporation, and shall inure to the benefit of an indemnitee’s heirs, executors and administrators.
ARTICLE 10
Amendment

These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board, subject to the provisions of these By-laws and the Articles. The fact that the power to amend, alter, repeal or adopt the By-laws has been conferred upon the Board shall not divest the shareholders of the same powers.